UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

View Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3670	59-2928366
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1550 Caton Center Drive, Suite E

Baltimore, Maryland 21227

Los Angeles, California 90021-1106

(410) 242-8439

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

American Corporate Enterprises, Inc.

123 West Nye Lane, Suite 129

Carson City, Nevada 89708

(775) 884-9380

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to :

Diane D. Dalmy, Esq.

Attorney at Law

2000 E. 12th Avenue

Suite 32/10B

Denver, Colorado 80206

303.985.9324 (telephone)

Approximate date of commencement of proposed sale to the public:

This Post-Effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[ ]

Non-accelerated filer	[x]	(Do not check if a smaller reporting company)	Smaller reporting company	[ ]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-169804), which was declared effective by the Securities and Exchange Commission on March 25, 2011 (as supplemented, the “Registration Statement”), is being filed to deregister all unsold shares of outstanding common stock registered under the Registration Statement as of the date hereof, and to terminate the effectiveness of the Registration Statement, because the Registrant is no longer contractually obligated to maintain the effectiveness of such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on the 15th day of July, 2014.

VIEW SYSTEMS INC.

By:	/s/ Gunther Than
Gunther Than Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on the date indicated.

Name	Title	Date

/s/ Gunther Than	Director, Chief Executive Officer and Treasurer	July 15, 2014
Gunther Than

/s/ Michael L. Bagnoli	Director and Secretary	July 15, 2014
Michael L. Bagnoli

/s/ Martin J. Maassen	Director	July 15, 2014
Martin J. Maassen

/s/ Reid Miles	Director	July 15, 2014
Reid Miles